Exhibit 10.13

Execution Version

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into this 31st day of August, 2017, by and among Linn Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Linn Operating, LLC, a Delaware limited liability company (“LOI” and together with LEH, “Linn”), Citizen Energy II, LLC, an Oklahoma limited liability company (“Citizen”), and Roan Resources, LLC, a Delaware limited liability Company (“Company”). Linn, Citizen and Company are sometimes referred to collectively as the “Parties” and individually as a “Party.” Capitalized terms used but not defined in this Amendment will have the meanings given to such terms in the Contribution Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into that certain Contribution Agreement, dated as of June 27, 2017 (the “Contribution Agreement”).

WHEREAS, the Parties desire to amend and modify certain terms and conditions of the Contribution Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Linn Additional Leases.

a.	Subpart (ii) of the definition of “Linn Additional Leases” is hereby deleted in its entirety and replaced and substituted with the following for all purposes: “…, (ii) after April 1, 2017 and prior 5:00 pm (Central Time) on October 27, 2017, as long as Linn has entered into a definitive agreement to acquire such interest prior to the Closing (for which both written notice of, and a copy of, such definitive agreement (including all exhibits) has been provided to Citizen prior to Closing); or, alternatively, other oil and gas leases identified to Citizen by Linn prior to Closing as Linn Additional Leases for which there is a commitment to acquire but the acquisition has not closed, such as with regard to leases that have been executed but have not been released to Linn pending payment of the bonus, or leases to be acquired in connection with a pending OCC pooling order, or leases acquired by a broker (insofar as the acquisition by the broker was prior to Closing) for which the broker owes Linn an assignment thereof (insofar as the documentation and instruments evidencing such commitments relative to these other leases have been provided to Citizen in writing on or before 5:00 pm Central Time on the date that is seven (7) Business Days after Closing),…” (any such Linn Additional Lease acquired under subpart (ii) of the definition for such term is referred to herein as a “Deferred Linn Additional Lease”).

b.	Notwithstanding anything to the contrary in Section 4.2(e)(i) of the Contribution Agreement, with respect to each Linn Additional Lease that was not listed on Exhibit A-5-1 as of the date the Contribution Agreement was executed (individually, a “Subsequent Linn Additional Lease”, and collectively, the “Subsequent Linn Additional Leases”), Linn shall be deemed to be in compliance with its disclosure obligations in Section 4.2(e)(i) of the Contribution Agreement with respect to such Subsequent Linn Additional Lease to the extent it provides the information required in Section 4.2(e)(i) of the Contribution Agreement with respect to such Linn Additional Lease on or before the day that is 15 Business Days after the Closing, provided that in the case of any Deferred Linn Additional Lease, Linn shall be deemed to be in compliance with its disclosure obligations in Section 4.2(e)(i) of the Contribution Agreement with respect to such Deferred Linn Additional Lease to the extent it provides the information required by Section 4.2(e)(i) of the Contribution Agreement with respect to such Deferred Linn Additional Lease on or before the day that is the earlier of five (5) Business Days after such Party’s acquisition of such Deferred Linn Additional Lease and October 27, 2017.

c.	Notwithstanding anything to the contrary in the Contribution Agreement, (i) the Review Period for any Linn Additional Lease other than an Initial Linn Additional Lease shall expire on November 30, 2017, and the Title Cure Period for any such Linn Additional Lease shall expire on December 7, 2017; and (ii) the Review Period for any Initial Linn Additional Lease expired on August 28, 2017.

d.	Notwithstanding anything to the contrary in the Contribution Agreement, “Linn Cost Credited Asset Acquisition Costs” shall exclude all actual attorneys’ fees, broker fees, abstract costs, title opinion costs, title curative costs and other associated Third Party costs of due diligence incurred by the applicable Party in connection with the acquisition of any Linn Cost Credited Lease and associated Linn Additional Asset, and shall instead be deemed to include $100 of such Third Party due diligence costs per Net Acre of each relevant Linn Cost Credited Lease.

e.	The term “Initial Linn Additional Lease” shall mean any Linn Additional Lease that was listed on Exhibit A-5-1 as of the date the Contribution Agreement was executed.

2.	Citizen Additional Leases.

a.

Subpart (ii) of the definition of “Citizen Additional Leases” is hereby deleted in its entirety and replaced and substituted with the following for all purposes: “…, (ii) after April 1, 2017 and prior 5:00 pm (Central Time) on October 27, 2017, as long as Citizen has entered into a definitive agreement to acquire such interest prior to the Closing (for which both written notice of, and a copy of, such definitive agreement (including all exhibits) has been provided to

Linn prior to Closing); or, alternatively, other oil and gas leases identified to Linn by Citizen prior to Closing as Citizen Additional Leases for which there is a commitment to acquire but the acquisition has not closed, such as with regard to leases that have been executed but have not been released to Citizen pending payment of the bonus, or leases to be acquired in connection with a pending OCC pooling order, or leases acquired by a broker (insofar as the acquisition by the broker was prior to Closing) for which the broker owes Citizen an assignment thereof (insofar as the documentation and instruments evidencing such commitments relative to these other leases have been provided to Linn in writing on or before 5:00 pm Central Time on the date that is seven (7) Business Days after Closing),…” (any such Citizen Additional Lease acquired under subpart (ii) of the definition for such term is referred to herein as a “Deferred Citizen Additional Lease”).

b.	Notwithstanding anything to the contrary in Section 4.3(e)(i) of the Contribution Agreement, with respect to each Citizen Additional Lease that was not listed on Exhibit A-5-2 as of the date the Contribution Agreement was executed (individually, a “Subsequent Citizen Additional Lease”, and collectively, the “Subsequent Citizen Additional Leases”), Citizen shall be deemed to be in compliance with its disclosure obligations in Section 4.3(e)(i) of the Contribution Agreement with respect to such Subsequent Citizen Additional Lease to the extent it provides the information required in Section 4.3(e)(i) of the Contribution Agreement with respect to such Citizen Additional Lease on or before the day that is 15 Business Days after the Closing, provided that in the case of any Deferred Citizen Additional Lease, Citizen shall be deemed to be in compliance with its disclosure obligations in Section 4.3(e)(i) of the Contribution Agreement with respect to such Deferred Citizen Additional Lease to the extent it provides the information required by Section 4.3(e)(i) of the Contribution Agreement with respect to such Deferred Citizen Additional Lease on or before the day that is the earlier of five (5) Business Days after such Party’s acquisition of such Deferred Citizen Additional Lease and October 27, 2017.

c.	Notwithstanding anything to the contrary in the Contribution Agreement, (i) the Review Period for any Citizen Additional Lease other than an Initial Citizen Additional Lease shall expire on November 30, 2017, and the Title Cure Period for any such Citizen Additional Lease shall expire on December 7, 2017; and (ii) the Review Period for any Initial Citizen Additional Lease expired on August 28, 2017.

d.	Notwithstanding anything to the contrary in the Contribution Agreement, “Citizen Cost Credited Asset Acquisition Costs” shall exclude all actual attorneys’ fees, broker fees, abstract costs, title opinion costs, title curative costs and other associated Third Party costs of due diligence incurred by the applicable Party in connection with the acquisition of any Citizen Cost Credited Lease and associated Citizen Additional Asset, and shall instead be deemed to include $100 of such Third Party due diligence costs per Net Acre of each relevant Citizen Cost Credited Lease.

e.	The term “Initial Citizen Additional Lease” shall mean any Citizen Additional Lease that was listed on Exhibit A-5-2 as of the date the Contribution Agreement was executed.

3.	Subsequent Closing. Notwithstanding anything to the contrary in the Contribution Agreement, (i) the Parties shall not contribute and convey the Citizen Additional Assets (other than the Initial Citizen Additional Leases and related Citizen Additional Assets) or Linn Additional Assets (other than the Initial Linn Additional Leases and related Linn Additional Assets) at the initial Closing to be held on the Scheduled Closing Date, and (ii) the Parties shall have a subsequent Closing with regard to all Deferred Linn Additional Leases and Deferred Citizen Additional Leases on December 8, 2017.

4.	Initial Value Closing Adjustments. Notwithstanding anything to the contrary in the Contribution Agreement, (i) the Parties desire that all adjustments to the Linn Consideration Units and the Citizen Consideration Units be applied in connection with the Post-Closing Linn Statement (and the calculation of the Final Linn Adjustment Amount) and Post-Closing Citizen Statement (and the calculation of the Final Citizen Adjustment Amount), and (ii) the Linn Closing Settlement Statement and Citizen Closing Settlement Statement shall be provided for information purposes only in connection with the initial Closing to be held on the Scheduled Closing Date, but the Preliminary Linn Adjustment Amount and Preliminary Citizen Adjustment Amount shall each be deemed to be zero solely for purposes of initial Closing to be held on the Scheduled Closing Date.

5.	Curative Process.

a.

Linn hereby designates Justin Vick to be Linn’s representative (as such Person may be replaced by Linn by written notice to Citizen from time to time, the “Linn Curative Representative”) with respect to all matters relating to curative work for any Linn Title Defect or any Citizen Title Defect. Citizen hereby designates Brian Wade to be Citizen’s representative (as such Person may be replaced by Citizen by written notice to Linn from time to time, the “Citizen Curative Representative”) with respect to all matters relating to curative work for any Linn Title Defect or any Citizen Title Defect. The Linn Curative Representative and Citizen Curative Representative shall each use commercially reasonable efforts to discuss, cooperate and mutually agree curative actions (or partially curative actions) proposed by the Linn Curative Representative with respect to Linn Title Defects and by the Citizen Curative Representative with respect to Citizen Title Defects. Each of Linn and Citizen agrees to cause the Company to issue limited powers of attorney to the Linn Curative Representative and the Citizen Curative Representative to implement any curative actions agreed by such Persons. Notwithstanding anything stated

herein to the contrary, (i) nothing herein shall be deemed to limit Linn’s or Citizen’s rights in Section 4.4 of the Contribution Agreement with respect to Title Disputes, (ii) to the extent the Linn Curative Representative and the Citizen Curative Representative do not mutually agree on the effectiveness of any proposed curative actions (or partially curative actions) to cure the applicable Linn Title Defect or Citizen Title Defect, and a Party provides written notice to the other Party prior to December 7, 2017 that it desires to resolve such dispute as a Title Dispute under Section 4.4 of the Contribution Agreement, then if (A) the Title Arbitrator finds in favor of Linn with regard to the curative action proposed by the Linn Curative Representative being effective to cure (or, as applicable, partially cure) the Linn Title Defect in question, then the Title Cure Period for such Linn Title Defect shall be extended for a reasonable period of time (not to exceed seven (7) days after receiving the ruling of the Title Arbitrator) after the ruling of such Title Arbitrator as to the same to allow such Linn Curative Representative to pursue and complete such curative action proposed, and (B) the Title Arbitrator finds in favor of Citizen with regard to the curative action proposed by the Citizen Curative Representative being effective to cure (or, as applicable, partially cure) the Citizen Title Defect in question, then the Title Cure Period for such Citizen Title Defect shall be extended for a reasonable period of time (not to exceed seven (7) days after receiving the ruling of the Title Arbitrator ) after the ruling of such Title Arbitrator as to the same to allow such Citizen Curative Representative to pursue and complete such curative action proposed.

6.	Certain Provisions. The Parties acknowledge and agree that following Sections of the Contribution Agreement are incorporated herein by reference mutatis mutandis: Sections 1.2 (References and Rules of Construction), 17.1 (Governing Law), 17.2 (Conspicuous Language), 17.3 (Dispute Resolution), 17.4 (Counterparts), 17.5 (Notices), 17.6 (Expenses), 17.7 (Waiver; Rights Cumulative), 17.10 (Parties in Interest), 17.11 (Binding Effect), 17.12 (Preparation of Agreement), 17.13 (Severability), 17.14 (Limitation on Damages), 17.15 (Assignment), and 17.9 (Amendment).

7.	Ratification. Except as modified by this Amendment, the Contribution Agreement remains in full force and effect in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first set forth above.

PARTIES:

LINN ENERGY HOLDINGS, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

LINN OPERATING, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature Page to First Amendment to Contribution Agreement

CITIZEN ENERGY II, LLC

By:	/s/ James R. Woods
Name:	James R. Woods
Title:	Manager

ROAN RESOURCES LLC

By: Citizen Energy II, LLC, its sole member

By:	/s/ James Woods
Name:	James Woods
Title:	Manager